SLM Student Loan Trust 2005-6 Quarterly Servicing Report
Report Date: 09/30/2005 Distribution Date: 10/25/2005 Collection Period: 7/27/05-9/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics						7/27/2005	Activity	9/30/2005

A	i	Portfolio Balance					$2,491,597,849.43	$760,411,006.38	$3,252,008,855.81
	ii	Interest to be Capitalized					1,748,601.78		4,366,666.17

	iii	Total Pool					$2,493,346,451.21		$3,256,375,521.98

	iv	Capitalized Interest					65,500,000.00		65,500,000.00
	v	Add-on Consolidation Loan Account Balance					25,000,000.00		17,965,662.76
	vi	Specified Reserve Account Balance					8,250,167.00		8,185,852.96

	vii	Total Adjusted Pool					$2,592,096,618.21		$3,348,027,037.70

B	i	Weighted Average Coupon (WAC)					3.717%		3.680%
	ii	Weighted Average Remaining Term					271.39		271.24
	iii	Number of Loans					150,283		199,623
	iv	Number of Borrowers					91,786		122,087
	v*	Aggregate Outstanding Principal Balance — T-Bill					$7,514,790		$7,934,766
	vi*	Aggregate Outstanding Principal Balance — Commercial Paper					$2,492,551,944		$3,248,440,756

							% of		% of
	Notes			Spread	Balance 7/27/2005		O/S Securities	Balance 10/25/05	O/S Securities

C	i	A-1 Notes	78442GPT7	-0.030%	$221,000,000.00		6.542%	$217,240,374.87	6.438%
	ii	A-2 Notes	78442GPU4	0.000%	492,000,000.00		14.564%	492,000,000.00	14.580%
	iii	A-3 Notes	78442GPV2	0.050%	251,000,000.00		7.430%	251,000,000.00	7.438%
	iv	A-4 Notes	78442GPW0	0.090%	550,000,000.00		16.281%	550,000,000.00	16.299%
	v	A-5A Notes	78442GPX8	0.110%	383,000,000.00		11.337%	383,000,000.00	11.350%
	vi	A-5B Notes	78442GPZ3	0.010%	329,000,000.00		9.739%	329,000,000.00	9.750%
	vii	A-6 Notes	78442GPY6	0.140%	600,000,000.00		17.761%	600,000,000.00	17.781%
	viii	A-7 Notes	78442GQE9	0.180%	450,846,000.00		13.346%	450,846,000.00	13.361%
	ix	B Notes	78442GQA7	0.290%	101,346,000.00		3.000%	101,346,000.00	3.003%

	x	Total Notes			$3,378,192,000.00		100.000%	$3,374,432,374.87	100.000%

	Reserve Account				7/27/2005			10/25/2005

D	i	Required Reserve Acct Deposit (%)			0.25%			0.25%

	ii	Reserve Acct Initial Deposit ($)			$8,250,167.00
	iii	Specified Reserve Acct Balance ($)			$8,250,167.00			$8,185,852.96
	iv	Reserve Account Floor Balance ($)			$4,950,100.00			$4,950,100.00
	v	Current Reserve Acct Balance ($)			$8,250,167.00			$8,185,852.96

	Other Accounts				7/27/2005			10/25/2005

E	i	Supplemental Loan Purchase Account			$6,720,281.96			$0.00
	ii	Pre-funding Acocunt			$775,000,000.00			$0.00
	iii	Add-on Consolidation Loan Account			$25,000,000.00			$17,965,662.76
	iv	Capitalized Interest Account			$65,500,000.00			$65,500,000.00
	v	Remarketing Fee Account			$0.00			$0.00

	Asset/Liability				7/27/2005			10/25/2005

F	i	Total Adjusted Pool			$2,592,096,618.21			$3,348,027,037.70
	ii	Pre-Funding Account Balance			$775,000,000.00			$0.00
	ii	Total Outstanding Balance Notes			$3,378,192,000.00			$3,374,432,374.87
	iii	Difference			$(11,095,381.79)			$(26,405,337.17)
	iv	Parity Ratio			0.99672			0.99217

	General Trust Information

G	i	Indenture Trustee	Deutsche Bank Trust Company Americas			iv	Administrator		Sallie Mae, Inc.
	ii	Eligible Lender Trustee	Chase Bank USA, National Association			v	Servicer		Sallie Mae, Inc.
	iii	Luxembourg Paying Agent	Deutsche Bank Luxembourg SA			vi	Swap Counterparty		n/a

		Initial Pool Balance	$2,525,066,733.17

*	Sections B-v and B-vi are as of the Statistical Cutoff date in the column labeled 7/27/2005.

II. 2005-5 Transactions from: 07/26/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$26,352,769.86
	ii	Principal Collections from Guarantor	530,776.36
	iii	Principal Reimbursements	1,037,299.53
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$27,920,845.75

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,162.83
	ii	Capitalized Interest	(3,872,347.36)

	iii	Total Non-Cash Principal Activity	$(3,871,184.53)

C	Student Loan Principal Purchases		$(784,460,667.60)

D	Total Student Loan Principal Activity		$(760,411,006.38)

E	Student Loan Interest Activity
	i	Regular Interest Collections	$13,801,160.27
	ii	Interest Claims Received from Guarantors	7,451.97
	iii	Collection Fees/Returned Items	712.53
	iv	Late Fee Reimbursements	83,118.36
	v	Interest Reimbursements	6,091.48
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$13,898,534.61

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(890.09)
	ii	Capitalized Interest	3,872,347.36

	iii	Total Non-Cash Interest Adjustments	$3,871,457.27

G	Student Loan Interest Purchases		$(8,248.45)

H	Total Student Loan Interest Activity		$17,761,743.43

I	Non-Reimbursable Losses During Collection Period		$0.00

J	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2005-6 Collection Account Activity 07/26/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$18,735,703.13
	ii	Consolidation Principal Payments	8,147,843.09
	iii	Reimbursements by Seller	1,505.90
	iv	Borrower Benefits Reimbursements	1,877.68
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	1,033,915.95

	vii	Total Principal Collections	$27,920,845.75

B	Interest Collections
	i	Interest Payments Received	$13,766,170.45
	ii	Consolidation Interest Payments	42,441.79
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	1,641.57
	vi	Re-purchased Interest	4,449.91
	vii	Collection Fees/Return Items	712.53
	viii	Late Fees	83,118.36

	ix	Total Interest Collections	$13,898,534.61

C	Other Reimbursements		$168,875.58

D	Reserves in Excess of the Requirement		$64,314.04

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$804,749.01

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Excess Transferred from Supplemental Loan Purchase Account		$723,902.44

J	Excess Transferred from Add-on Consolidation Loan Account		$0.00

K	Excess Transferred from Pre-funding Account		$63,361.12

L	Excess Transferred from Remarketing Fee Account		$0.00

M	Funds Released from Capitalized Interest Account		$0.00

N	Initial Deposits into Collection Account		$3,263,000.00

	TOTAL AVAILABLE FUNDS		$46,907,582.55

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,567,596.33)
		Consolidation Loan Rebate Fees	$(8,582,595.92)

O	NET AVAILABLE FUNDS		$36,757,390.30

P	Servicing Fees Due for Current Period		$1,357,633.74

Q	Carryover Servicing Fees Due		$0.00

R	Administration Fees Due		$25,000.00

S	Total Fees Due for Period		$1,382,633.74

IV. 2005-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	07/27/2005	09/30/2005	07/27/2005	09/30/2005	07/27/2005	09/30/2005	07/27/2005	09/30/2005	07/27/2005	09/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	3.770%	3.765%	131,100	133,981	87.235%	67.117%	$2,048,690,519.45	$2,017,876,533.25	82.224%	62.050%
31-60 Days Delinquent	3.683%	3.870%	836	10,242	0.556%	5.131%	15,691,412.61	155,493,300.99	0.630%	4.781%
61-90 Days Delinquent	3.616%	4.139%	416	4,564	0.277%	2.286%	7,799,748.20	66,154,066.71	0.313%	2.034%
91-120 Days Delinquent	3.527%	3.975%	184	342	0.122%	0.171%	3,528,366.01	5,679,148.17	0.142%	0.175%
> 120 Days Delinquent	3.581%	3.563%	129	312	0.086%	0.156%	2,037,559.86	5,290,378.44	0.082%	0.163%

Deferment
Current	3.273%	3.232%	12,651	33,778	8.418%	16.921%	292,964,369.94	668,761,315.63	11.758%	20.565%

Forbearance
Current	3.924%	3.881%	4,967	16,353	3.305%	8.192%	120,885,873.36	331,920,691.00	4.852%	10.207%

TOTAL REPAYMENT	3.717%	3.680%	150,283	199,572	100.000%	99.974%	$2,491,597,849.43	$3,251,175,434.19	100.000%	99.974%
Claims in Process (1)	0.000%	4.889%	0	51	0.000%	0.026%	$0.00	$833,421.62	0.000%	0.026%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.717%	3.680%	150,283	199,623	100.000%	100.000%	$2,491,597,849.43	$3,252,008,855.81	100.000%	100.000%

V. 2005-6 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$19,929,106.73
B	Interest Subsidy Payments Accrued During Collection Period	1,500,161.28
C	SAP Payments Accrued During Collection Period	15,869,336.42
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)	804,749.01
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00
F	Consolidation Loan Rebate Fees	(8,582,595.92)

G	Net Expected Interest Collections	$29,520,757.52

VI. 2005-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.009065000	7/27/05 - 10/25/05	3.62600%
B	Class A-2 Interest Rate	0.009140000	7/27/05 - 10/25/05	3.65600%
C	Class A-3 Interest Rate	0.009265000	7/27/05 - 10/25/05	3.70600%
D	Class A-4 Interest Rate	0.009365000	7/27/05 - 10/25/05	3.74600%
E	Class A-5A Interest Rate	0.009415000	7/27/05 - 10/25/05	3.76600%
F	Class A-5B Interest Rate	0.009165000	7/27/05 - 10/25/05	3.66600%
G	Class A-6 Interest Rate	0.009490000	7/27/05 - 10/25/05	3.79600%
H	Class A-7 Interest Rate	0.009590000	7/27/05 - 10/25/05	3.83600%
I	Class B Interest Rate	0.009865000	7/27/05 - 10/25/05	3.94600%

VII. 2005-6 Inputs From Initial Period 7/27/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,491,597,849.43
	ii	Interest To Be Capitalized	1,748,601.78

	iii	Total Pool	$2,493,346,451.21
	iv	Capitalized Interest	65,500,000.00
	v	Add-on Consolidation Loan Account Balance	25,000,000.00
	vi	Specified Reserve Account Balance	8,250,167.00

	vii	Total Adjusted Pool	$2,592,096,618.21

B	Total Note and Certificate Factor		1.000000000
C	Total Note Balance		$3,378,192,000.00

D	Note Balance 07/27/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-6	Class A-7	Class B

	i	Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$221,000,000.00	$492,000,000.00	$251,000,000.00	$550,000,000.00	$383,000,000.00	$329,000,000.00	$600,000,000.00	$450,846,000.00	$101,346,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$8,250,167.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2005-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$36,757,390.30	$36,757,390.30

B	Primary Servicing Fees-Current Month		$1,357,633.74	$35,399,756.56

C	Administration Fee		$25,000.00	$35,374,756.56

D	Quarterly Funding Amount (Remarketing Fee Account)		$0.00	$35,374,756.56

E	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$2,003,365.00	$33,371,391.56
	ii	Class A-2	$4,496,880.00	$28,874,511.56
	iii	Class A-3	$2,325,515.00	$26,548,996.56
	iv	Class A-4	$5,150,750.00	$21,398,246.56
	v	Class A-5A	$3,605,945.00	$17,792,301.56
	vi	Class A-5B	$3,015,285.00	$14,777,016.56
	vii	Class A-6	$5,694,000.00	$9,083,016.56
	viii	Class A-7	$4,323,613.14	$4,759,403.42

	ix	Total Class A Interest Distribution	$17,582,455.00

F	Class B Noteholders’ Interest Distribution Amount		$999,778.29	$3,759,625.13

G	Class A Noteholders’ Principal Distribution Amounts
	i	Class A-1	$3,759,625.13	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5A	$0.00	$0.00
	vi	Class A-5B	$0.00	$0.00
	vii	Class A-6	$0.00	$0.00
	viii	Class A-7	$0.00	$0.00

	ix	Total Class A Principal Distribution	$3,759,625.13

H	Supplemental Interest Account Deposit		$0.00	$0.00

I	Investment Reserve Account Required Amount		$0.00	$0.00

J	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

K	Reinstate Reserve Account to the Specified Reserve Account Balance		$0.00	$0.00

L	Investment Premium Puchase Account Deposit Amount		$0.00	$0.00

M	Carryover Servicing Fees		$0.00	$0.00

N	Remarketing Fees not paid from Remarketing Fee Account		$0.00	$0.00

O	Excess to Certificateholder		$0.00	$0.00

IX. 2005-6 Account Reconciliations

A	Reserve Account
	i	Initial Deposit	$8,250,167.00
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$8,250,167.00
	iv	Required Reserve Account Balance	$8,185,852.96

	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve - Release to Waterfall	$64,314.04
	vii	Ending Reserve Account Balance	$8,185,852.96

B	Supplemental Loan Purchase Account
	Supplemental Purchase Period End Date		08/09/2005
	i	Initial Deposit	$6,720,281.96
	ii	Supplemental Loan Purchases	$(5,996,379.52)
	iii	Transfers to Collection Account	$(723,902.44)

	iv	Ending Balance	$0.00

C	Pre-funding Account
	Funding Period End Date		09/30/2005
	i	Initial Deposit	$775,000,000.00
	ii	Pre-funding Loan Purchases	$(774,936,638.88)
	iii	Transfers to Collection Account	$(63,361.12)

	iv	Ending Balance	$0.00

D	Add-on Consolidation Loan Account
	Consolidation Loan Add-on Period end date		03/31/2006
	i	Initial Deposit	$25,000,000.00
	ii	Add-on Loans Funded	$(7,034,337.24)
	iii	Transfers to Collection Account	$0.00

	iv	Ending Balance	$17,965,662.76

E	Capitalized Interest Account
	Capitalized Interest Account Release Date		10/25/2006
	i	Initial Deposit	$65,500,000.00
	ii	Transfers to Collection Account	$0.00

	iii	Ending Balance	$65,500,000.00

F	Remarketing Fee Account
	Next Remarketing Date		07/25/2008
	Reset Period Target Amount		$0.00
	Quarterly Required Amount		$0.00
	i	Initial Deposit	$0.00
	ii	Quarterly Funding Amount	$0.00
	iii	Quarterly Required Amount Excess	$0.00

	iv	Ending Balance	$0.00

X. 2005-6 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 10/25/2011 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

XI. 2005-6 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-6	Class A-7	Class B
	i	Quarterly Interest Due	$2,003,365.00	$4,496,880.00	$2,325,515.00	$5,150,750.00	$3,605,945.00	$3,015,285.00	$5,694,000.00	$4,323,613.14	$999,778.29
	ii	Quarterly Interest Paid	2,003,365.00	4,496,880.00	2,325,515.00	5,150,750.00	3,605,945.00	3,015,285.00	5,694,000.00	4,323,613.14	999,778.29

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$30,164,962.30	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	3,759,625.13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$26,405,337.17	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$5,762,990.13	$4,496,880.00	$2,325,515.00	$5,150,750.00	$3,605,945.00	$3,015,285.00	$5,694,000.00	$4,323,613.14	$999,778.29

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05	$3,378,192,000.00
	ii	Adjusted Pool Balance 9/30/05	3,348,027,037.70

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$30,164,962.30

	iv	Adjusted Pool Balance 7/27/05	$2,592,096,618.21
	v	Pre-funding Loan Purchase	771,082,466.34
	vi	Adjusted Pool Balance 9/30/05	3,348,027,037.70

	vii	Current Principal Due (iv+v-vi)	$15,152,046.85
	viii	Notes Issued Exceeding Adjusted Pool Balance	15,012,915.45

	ix	Principal Distribution Amount (vi + vii)	$30,164,962.30

	x	Principal Distribution Amount Paid	$3,759,625.13

	xi	Principal Shortfall (viii - ix)	$26,405,337.17

C		Total Principal Distribution	$3,759,625.13
D		Total Interest Distribution	31,615,131.43

E		Total Cash Distributions	$35,374,756.56

F	Note Balances			07/27/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GPT7	$221,000,000.00		$217,240,374.87
		A-1 Note Pool Factor		1.000000000	0.017011878	0.982988122

	ii	A-2 Note Balance	78442GPU4	$492,000,000.00		$492,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GPV2	$251,000,000.00		$251,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GPW0	$550,000,000.00		$550,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GPX8	$383,000,000.00		$383,000,000.00
		A-5A Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vi	A-5B Note Balance	78442GPZ3	$329,000,000.00		$329,000,000.00
		A-5B Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vii	A-6 Note Balance	78442GPY6	$600,000,000.00		$600,000,000.00
		A-6 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	viii	A-7 Note Balance	78442GQE9	$450,846,000.00		$450,846,000.00
		A-7 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	ix	B Note Balance	78442GQA7	$101,346,000.00		$101,346,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2005-6 Historical Pool Information

			7/27/05-9/30/05

Beginning Student Loan Portfolio Balance			$2,491,597,849.43

	Student Loan Principal Activity
	i	Regular Principal Collections	$26,352,769.86
	ii	Principal Collections from Guarantor	530,776.36
	iii	Principal Reimbursements	1,037,299.53
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$27,920,845.75
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,162.83
	ii	Capitalized Interest	(3,872,347.36)

	iii	Total Non-Cash Principal Activity	$(3,871,184.53)

	Student Loan Principal Purchases		$(784,460,667.60)

(-)	Total Student Loan Principal Activity		$(760,411,006.38)

	Student Loan Interest Activity
	i	Regular Interest Collections	$13,801,160.27
	ii	Interest Claims Received from Guarantors	7,451.97
	iii	Collection Fees/Returned Items	712.53
	iv	Late Fee Reimbursements	83,118.36
	v	Interest Reimbursements	6,091.48
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$13,898,534.61

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(890.09)
	ii	Capitalized Interest	3,872,347.36

	iii	Total Non-Cash Interest Adjustments	$3,871,457.27

	Student Loan Interest Purchases		$(8,248.45)

	Total Student Loan Interest Activity		$17,761,743.43

(=)	Ending Student Loan Portfolio Balance		$3,252,008,855.81
(+)	Interest to be Capitalized		$4,366,666.17

(=)	TOTAL POOL		$3,256,375,521.98

(+)	Capitalized Interest		$65,500,000.00

(+)	Add-on Consolidation Loan Account Balance		$17,965,662.76

(+)	Reserve Account Balance		$8,185,852.96

(=)	Total Adjusted Pool		$3,348,027,037.70

XIII. 2005-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-05	$3,256,375,522	3.47%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data